UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 28, 2013

Date of Report (Date of earliest event reported)

NAVARRE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7400 49th Avenue North, Minneapolis, MN 55428

(Address of principal executive offices) (Zip Code)

(763) 535-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 28, 2013, Navarre Corporation, together with its subsidiaries (collectively, the “Company”), entered into Amendment No. 8 to Credit Agreement (the “Amendment”), which amended the Company’s Credit Agreement with Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC) originally dated November 12, 2009 and subsequently amended (the “Credit Agreement”).

The Amendment, among other things: (i) modifies the limitations included in the Credit Agreement in connection with the Company’s capital expenditures; and (ii) makes certain adjustments to the definition of the term “EBITDA” as it is used in the Credit Agreement.

The discussion herein regarding the Amendment is qualified in its entirety by reference to the form of Consent and Amendment No. 8 to Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference. The discussion herein regarding the Credit Agreement is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.1 to the Company’s Form 8-K filed November 13, 2009, which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Amendment No. 8 to Credit Agreement dated June 28, 2013 between the Company and Wells Fargo Capital Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2013	NAVARRE CORPORATION

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment No. 8 to Credit Agreement dated June 28, 2013 between the Company and Wells Fargo Capital Finance, LLC